Exhibit 5.1

May 30, 2008

Focus Enhancements, Inc.
1370 Dell Avenue
Campbell, CA 95008

Re:	Form S-3 Registration Statement under the Securities Act of 1933

Ladies and Gentlemen:

We have acted as special counsel to Focus Enhancements, Inc., a Delaware corporation (the “Company”) in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to the offering from time to time by the Company’s shareholders of up to an aggregate of 3,161,000 shares (the “Shares”) of common stock, par value $0.01 per share, (“Common Stock”) to be issued upon conversion of the Company’s Series B and Series C Preferred Stock, up to an aggregate of 32,922,298 shares of Common Stock (the “Warrant Shares”), which may be issued upon exercise of outstanding warrants and up to an aggregate of 29,713,150 common stock purchase warrants (the “Warrants,” and together with the Shares, and the Warrant Shares, the “Securities”), as set forth in Registration Statement and the form of prospectus contained therein (the “Prospectus”).

In our capacity as counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including, without limitation, the following:

(a)	the signed Registration Statement to be filed with the SEC and the accompanying Prospectus;

(b)	the Second Restated Certificate of Incorporation of the Company, as amended, currently in full force and effect;

(c)	the Restated Bylaws of the Company; and

(d)	the records of proceedings of the Board of Directors with respect to the offering of the Securities.

As to relevant factual matters, we have relied upon, among other things, the representations of the Company in officers’ certificates of the Company dated as of the date hereof.  We have made no attempt to verify the accuracy of any such representations, but we have no knowledge of any such inaccuracy.  In addition, we have obtained and relied upon those certificates of public officials we considered appropriate; however, we have not caused the search of any docket of any court, tribunal or other similar authority.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, we are of the opinion that the Warrants have been validly issued and are fully paid and non-assessable and the Warrant Shares, when issued against full payment of the consideration thereof and evidenced by duly executed certificates or instruments, as the case may be, will be validly issued, fully paid, and non-assessable.

The opinions set forth in this letter relate only to the federal securities laws of the United States of America and the laws of the State of Delaware, including statutory provisions and applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws, and to facts as they presently exist.  In rendering this opinion, we have no obligation to revise or supplement it should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.  Please note that we are not admitted to practice in the State of Delaware, however, we are generally familiar with the provisions of the General Corporation Law of the State of Delaware.  You are willing to accept this opinion on that basis.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Act and the use of our name therein and in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC adopted under the Act.

Very truly yours,

/s/ Manatt, Phelps & Phillips, LLP

Manatt, Phelps & Phillips, LLP